UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 31, 2006

JONES APPAREL GROUP, INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)
250 Rittenhouse Circle Bristol, PA 19007 (Address of principal executive offices)
(215) 785-4000 (Registrant's telephone number, including area code)
Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On May 31, 2006, Jones Apparel Group, Inc. (the "Company") adopted the Jones Apparel Group, Inc. Severance Plan (the "Plan"), effective May 31, 2006. The Plan is intended to provide severance benefits to corporate employees, retail employees of Barney's, Inc. and retail employees employed by Jones Retail Corporation at the level of District Sales Manager or above, who are regular full-time employees employed in the United States.  Union employees are not eligible under the Plan.

The Plan provides for payment of severance benefits, under the conditions described in the Plan, to employees whose employment is terminated involuntarily for the reasons described in the Plan, including reduction in staff or layoff, position elimination, closure of a business unit or organization restructuring.

Following a qualifying involuntary termination, eligible employees are entitled to receive severance benefits, in accordance with guidelines set forth in the Plan, for a period of time determined by the employee's length of service and job classification (i.e., executive vice president and above; vice president and above but below the level of executive vice president; or employee below the level of vice president). Severance benefits consist of continued salary at the same rate as in effect immediately prior to termination and, in some cases, continued group health benefits coverage. If an employee is entitled to receive severance benefits under an employment contract or other written agreement with the Company or other plan or arrangement maintained by the Company, the severance benefits under the Plan will be reduced by the amount of such other severance benefits; if such other severance benefits are greater in the aggregate, then the employee will not receive benefits under the Plan and shall instead receive severance benefits under such other plan, arrangement or agreement. The Company has discretion to determine the amount of severance benefits to be provided to an eligible employee under the Plan, on a case-by-case basis.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

In addition, on June 5, 2006, the Company entered into an amended and restated employment agreement (the "Agreement") with Efthimios P. Sotos, effective as of June 5, 2006, with respect to his employment as Chief Financial Officer. Capitalized terms used in this summary but not otherwise defined herein shall have the meanings attributed to them in the Agreement.

The term of the Agreement is for three years ending on June 30, 2009, unless renewed for an additional 12-month period at the Company's option. Mr. Sotos' annual salary under the Agreement will not be less than $500,000, and he is entitled to receive annual bonuses in accordance with the Executive Annual Incentive Plan. Mr. Sotos is also eligible to receive, at the discretion of the Compensation Committee of the Board of Directors, annual grants of restricted stock and/or stock options, in such amounts and subject to such terms and conditions as determined by the Compensation Committee. Mr. Sotos will be entitled to receive perquisites and to participate in all savings and retirement programs and welfare plans and programs that are generally available to other senior executives of the Company.

If the Company terminates Mr. Sotos' employment for "Cause" or if he resigns without "Good Reason," Mr. Sotos will receive only his unpaid salary through the date of termination or resignation. If Mr. Sotos' employment terminates before the end of the term due to death or "Disability," the Company will pay him or his estate, as applicable, (i) any unpaid salary through the date of termination, (ii) an additional six months of salary and (iii) his target bonus (based on 75% of his annual salary at the time of termination) (the "Target Bonus"), prorated through the date of termination. If the Company terminates Mr. Sotos' employment without "Cause" or Mr. Sotos resigns for "Good Reason" and no "Change in Control" has occurred, he will receive (i) any unpaid salary through the date of termination, (ii) the Target Bonus, prorated through the date of termination, (iii) for each month during the remainder of the term of the Agreement, his monthly salary at the time of termination plus 1/12 of the Target Bonus, (iv) continued participation in benefit plans and practices for the remainder of the term of the Agreement and (v) reimbursement for up to $10,000 of executive outplacement services.

If the Company terminates Mr. Sotos' employment without "Cause" or Mr. Sotos resigns for "Good Reason" following a "Change in Control," he will receive (i) any unpaid salary through the date of termination, (ii) the Target Bonus, prorated through the date of termination, (iii) a lump sum equal to three times 200% of Mr. Sotos' annual salary at the time of termination, (iv) reimbursement for up to $10,000 of executive outplacement services and (v) a lump sum equal to the Company's cost for his continued health insurance, life insurance and retirement benefits for the remainder of the term of the Agreement.

The Agreement also provides for vesting of all previously unvested options and restricted stock upon (i) termination of Mr. Sotos' employment due to "Retirement," death or "Disability," (ii) a "Change in Control," (iii) resignation by Mr. Sotos for "Good Reason" or (iv) termination by the Company without "Cause." In the case of "Retirement," "Disability" or "Change in Control," the accelerated options are exercisable during the remaining original option term (or, if shorter, for three years following death).

The Agreement also contains non-competition restrictions during his employment and for the duration of the "Severance Period" (i.e., the period from the termination date through the expiration of the term of the Agreement), provided that the Company is making the payments due to him (as described above). Mr. Sotos is also prohibited from interfering in the employment of the Company's employees during the period ending two years after the Severance Period.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Jones Apparel Group, Inc. Severance Plan and Summary Plan Description.
10.2	Amended and Restated Employment Agreement dated as of June 5, 2006 between Jones Apparel Group, Inc. and Efthimios P. Sotos.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES APPAREL GROUP, INC. (Registrant) By: /s/ Efthimios P. Sotos Efthimios P. Sotos Chief Financial Officer

 Date: June 5, 2006

Exhibit Index

Exhibit No.	Description
10.1	Jones Apparel Group, Inc. Severance Plan and Summary Plan Description.
10.2	Amended and Restated Employment Agreement dated as of June 5, 2006 between Jones Apparel Group, Inc. and Efthimios P. Sotos.

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